EXHIBIT 24
POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen J. Gurgovits and Brian F. Lilly, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.
          IN WITNESS WHEREOF, each of the undersigned persons has hereunto set his hand as of the date indicated below. This Power of Attorney may be executed in counterparts, which when taken together, shall constitute a single original thereof.

Signature	Title	Date

/s/ Stephen J. Gurgovits Stephen J. Gurgovits	Director; President and Chief Executive Officer (Principal Executive Officer)	June 25, 2006

/s/ Brian F. Lilly	Chief Financial Officer	June 25, 2006
Brian F. Lilly	(Principal Financial Officer)

/s/ Vincent J. Calabrese	Controller	June 25, 2006
Vincent J. Calabrese	(Principal Accounting Officer)

/s/ Peter Mortensen	Director	June 25, 2006
Peter Mortensen

/s/ William B. Campbell William B. Campbell	Director	June 25, 2006

/s/ Henry M. Ekker Henry M. Ekker	Director	June 25, 2006

/s/ Robert B. Goldstein	Director	June 25, 2006
Robert B. Goldstein

	Director	June , 2006
Dawne S. Hickton

Signature	Title	Date

/s/ David J. Malone David J. Malone	Director	June 25, 2006

/s/ Harry F. Radcliffe Harry F. Radcliffe	Director	June 25, 2006

/s/ Arthur J. Rooney, II	Director	June 25, 2006
Arthur J. Rooney, II

/s/ John W. Rose	Director	June 25, 2006
John W. Rose

/s/ William J. Strimbu	Director	June 25, 2006
William J. Strimbu

/s/ Earl K. Wahl, Jr.	Director	June 25, 2006
Earl K. Wahl, Jr.